                                                                   EXHIBIT 10.32

                              NEOPROBE CORPORATION

                            STOCK PURCHASE AGREEMENT

                                OCTOBER 22, 2003

                              NEOPROBE CORPORATION

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") dated as of October 22, 2003 among Neoprobe Corporation, a Delaware corporation (the "Company") and the investors purchasing securities in this offering (each a "Purchaser" and together the "Purchasers").

                                    RECITALS

         WHEREAS, the Company wishes to sell, and the Purchasers desire to purchase, the securities of the Company described herein on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF STOCK

1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase and the Company agrees to sell and issue to each Purchaser that number of shares of the Company's common stock, par value of $.001, (the "Common Stock") indicated with respect to such Purchaser on the signature page hereof (the "Purchased Shares") at a purchase price of $.23 per share.

1.2 Closing. The purchase and sale of the Common Stock shall occur simultaneously with each execution of this Agreement by a Purchaser and the delivery of shares of Common Stock by the Company (the "Closing").

1.3      Closing Deliveries.

         (a) Upon execution of this Agreement by a Purchaser, (i) each Purchaser shall deliver to the Company, by draft, or wire transfer, of immediately available funds, the amount (the "Purchase Price") set forth opposite such Purchaser's name on Exhibit A and (ii) the Company shall deliver to the Purchaser an executed stock certificate in the name of the Purchaser and indicating the correct number of shares of Common Stock.

         (b) The Company's obligation to complete the purchase and sale of Common Stock being purchased hereunder shall be subject to the following conditions, any one or more may be waived by the Company: (i) receipt by the Company of the full amount of the Purchase Price; (ii) the accuracy in all material respects of the representations and warranties made by the Purchaser; and (iii) the Company agrees, after reviewing the Accredited Investor Questionnaire, attached hereto as Exhibit A, to accept the Purchase Price from a Purchaser. Any Purchase Price received by the Company prior to the Company's complete review of the Accredited Investor Questionnaire and which the Company determines not to accept, the Company shall return the Purchase Price to the Purchaser immediately upon notifying such Purchaser of its decision not to accept such Purchaser's Purchase Price.

         (c) Upon Closing, the Company shall issue warrants to each Purchaser (the "Warrants") and a copy of the Warrant Agreement (attached hereto as Exhibit B) in the amount equal to 50% of the number of shares of Common Stock purchased by each Purchaser. The Warrants shall have an exercise price of $.28 per share and will be eligible to be exercised for five years ending October 31, 2008.

         (d) Upon Closing, the Company and the Purchasers shall execute and deliver the Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

                                   ARTICLE II

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         The Company hereby represents, warrants and covenants to each Purchaser that:

2.1      Organization, Good Standing and Qualification.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

         (b) The Common Stock of the Company is eligible for quotation on the OTC Bulletin Board ("Bulletin Board") and, to the best of its knowledge, the Company is not in material default of any of the requirements of the Bulletin Board for eligibility of the Common Stock for quotation.

2.2      Capitalization.

         (a) The authorized capital of the Company, immediately prior to the Closing, will consist of 80,000,000 shares of capital stock, consisting of 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $.001 par value per share.

         (b) Immediately prior to the Closing there will be no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock except as is listed on Exhibit D, attached hereto.

2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, other than Cardiosonix, Ltd .

2.4 Corporate Power; Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Common Stock has been taken or will be taken prior to the Closing. The Company has all requisite legal and corporate power to execute and deliver the Agreement, to sell and issue the Common Stock and to carry out and perform all of its obligations hereunder and under the Warrants and the Registration Rights Agreement. The Agreement, Warrant and Registration Rights Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws or rules of the National Association of Securities Dealers ("NASD").

2.5 Valid Issuance of Securities . The Common Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state and securities laws.

2.6 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, prospects, business or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

2.7 Patents and Trademarks. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

2.8 Compliance with Other Documents; Noncontravention. The Company is not in violation, breach or default of any provisions of its Certificate of Incorporation or Bylaws or of any material instrument, judgment, order, writ, decree license, indenture, lease, contract or other agreement to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, except where such violation, breach or default would not have a material adverse effect on the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

2.9 Disclosure. The Company has provided the Purchasers with all the information which the Purchasers have requested in connection with the transactions contemplated by this Agreement. To the knowledge of the Company, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto or any certificate furnished or to be furnished to Purchasers at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.10 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its employees, shareholders, officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees, with the exception of $250,000 lent to the Company by its Chief Executive Officer, David C. Bupp, and salary deferrals to certain officers in the aggregate amount of $80,500. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation other than its subsidiaries.

2.11 Rights of Registration. Pursuant to the requirements of the Registration Rights Agreement, the Company shall file a Registration Statement covering the Purchasers' resales of all the Common Stock or equivalents issueable and Warrants held by the Purchasers on Form SB-2 by December 31st, 2003. The Registration Statement shall be declared effective as soon as possible, but not later than March 1st, 2004. In the event the Registration Statement is not filed or declared effective within the above time frames, or for any delay or other inability of the Purchasers to use the prospectus after initial effectiveness which are caused by the Company's breach of its obligations under the Registration Rights Agreement, the exercise price of the Warrants shall be reduced by 10% per month.

2.12 Private Placement. Subject in part to the truth and accuracy of the Purchasers' representations set forth in Article III of this Agreement and in written responses to the Company's inquiries, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.13 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. To its knowledge, there exists no material breach of any such lease.

2.14 Financial Statements. The Company has made available to each Purchaser its audited financial statements (including balance sheet and income statement) for the fiscal year ended as of December 31, 2002 and fiscal quarter ended June 30, 2003 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2003 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.15 Tax Returns and Payments. The Company has filed all tax returns and reports as required by state and federal law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

2.16 Insurance. The Company has in full force and effect fire and casualty insurance policies in amounts that are reasonable for the business being conducted by the Company.

2.17 Licenses and Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.18 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable federal, state or local statute, law or regulation relating to the pollution of the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing federal, state or local statute, law or regulation.

2.19 Restrictive Covenants. The Company shall not, without the consent of Purchasers holding a majority of the Common Stock, (i) enter into any agreement that would restrict the Company's ability to perform all of its material obligations under this Agreement; or (ii) voluntarily liquidate or dissolve.

2.20 Governmental Consents. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than (i) compliance with the applicable requirements of the Securities Act; and
(ii) compliance with any state securities or Blue Sky Laws that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company.

                                   ARTICLE III

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

         Each Purchaser severally and not jointly, hereby represents and warrants to the Company for itself only and not in relation to any other Purchaser that:

3.1 Authorization. This Agreement and the Accredited Investor Questionnaire, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. The Common Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Stock. The Purchaser has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Common Stock.

3.3 Disclosure of Information. The Purchaser has received and has carefully reviewed a copy of the Company's Form 10-K for the year ended December 31, 2002 (including all of the exhibits thereto), the Company's Financial Statements, and the Company's Form 10-Q (for the quarters ended March 31, 2003 and June 30,
2003) and the Company's current reports on Form 8-K. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Common Stock with qualified representatives of the Company's management and to ask questions about the Company's business and prospects. The Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material and all such questions have been answered to the Purchaser's satisfaction.

3.4 Restricted Securities. The Purchaser understands that until the Registration Statement has been filed and declared effective, the Common Stock has not been registered under the Securities Act. This offering is being made pursuant to appropriate exemptions from the registration and prospectus requirements of the securities rules, policies, notices, orders and legislation of any kind whatsoever. The Purchaser understands that until a Registration Statement has been filed and has been declared effective, the Common Stock is a "restricted security" under applicable federal and state securities laws and that, pursuant to these laws, the Purchaser cannot sell the Common Stock.

3.5 Corporate Purchaser. If the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof and, in either case, upon the Company executing and delivering this Agreement, this Agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and neither the agreement resulting from such acceptance nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or results, or will result, in a breach or violation of any law applicable to the Purchaser or any agreement to which the Purchaser is a party or by which the Purchaser is bound.

3.6 Legends. The Purchaser understands that until a Registration Statement has been filed and declared effective, the Common Stock, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

         (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT

RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

         (b) Any other legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.7 Accredited Investor. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is an investor familiar with the types of risks inherent in the acquisition of the Common Stock and by reason of the Purchaser's knowledge and experience in financial and business matters in general as indicated in the attached Accredited Investor Questionnaire, or through the knowledge and experience of the Purchaser's representatives and agents, and investments of this type in particular, the Purchaser is capable of evaluating the merits and risks of an investment in the Common Stock.

3.8 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser's subscription and payment for and continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

                                   ARTICLE IV

              CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING

         The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                                    ARTICLE V

               CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Article III shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

5.3 Accredited Investor Questionnaire. Each Purchaser shall have executed and delivered an Accredited Investor Questionnaire in substantially the form attached as Exhibit A.

5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the issuance and sale of the Common Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.5 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by nationally recognized overnight courier service or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below on the signature page, or as subsequently modified by written notice.

6.6 Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock. Any amendment or waiver effected in accordance with this Section
6.6 shall be binding upon the Purchasers and each transferee of the Common Stock, each future holder of all such Common Stock, and the Company.

6.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

6.8 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

6.9 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party, it shall for a period of two years following the date of this Agreement, keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Common Stock purchased hereunder, except to business, accounting and legal advisors who have been informed of the foregoing obligation of confidentiality, and except for disclosures that the Company reasonably determines are required to be made by the Company under federal and state securities laws, including without limitation disclosures in the Registration Statement. The provisions of this Section 6.9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Stock Purchase Agreement on this 22nd day of October, 2003.

     $ 300,000
     ---------
SUBSCRIPTION AMOUNT

EXECUTION BY A PURCHASER WHO IS A NATURAL PERSON:

___________________________                          ___________________________
Name (Please Print)                                  Social Security #

___________________________                          ___________________________
Signature                                            Phone Number

________________________________________________________________________________
Address :  Number and Street           City          State          Zip Code

EXECUTION BY A PURCHASER WHICH IS A CORPORATION, COMPANY OR ENTITY:

Bridges & Pipes, LLC                                       72-153-8933
---------------------------                          ---------------------------
Name (Please Print)                                            Tax ID #

By:    /s/ David Fuchs                                     (212) 922-1090
    -----------------------                          ---------------------------
Name:  David Fuchs                                         Phone Number
Title: Managing Director

       305 Madison Ave.                 New York        NY            10165
--------------------------------------------------------------------------------
Address :  Number and Street              City         State         Zip Code

                                    ACCEPTED:

                                    NEOPROBE CORPORATION

                                      /s/ David C. Bupp
                                    --------------------------------
                                    By: David C. Bupp,
                                    Title: Chief Executive Officer

                                    EXHIBITS

Exhibit A   -   Accredited Investor Questionnaire

Exhibit B   -   Warrant Agreement

Exhibit C   -   Registration Rights Agreement

Exhibit D   -   Capitalization Table

                     SCHEDULE IDENTIFYING OMITTED DOCUMENTS

         The only particulars in which the foregoing instrument differs materially from the omitted instruments are the names of the purchasers and the subscription amounts, which information is contained in the following table:

                                                      SUBSCRIPTION
         PURCHASER                                       AMOUNT
------------------------------------------------------------------
MFW Associates                                         $  100,000
-----------------------------------------------------------------
Dan & Edna Purjes                                      $  200,000
-----------------------------------------------------------------
Sands Brothers Venture Capital I, LLC                  $   50,000
-----------------------------------------------------------------
Sands Brothers Venture Capital II, LLC                 $   50,000
-----------------------------------------------------------------
Sands Brothers Venture Capital III, LLC                $  300,000
-----------------------------------------------------------------
Sands Brothers Venture Capital IV, LLC                 $  100,000
-----------------------------------------------------------------
R&R Capital Partners I, Inc.                           $  250,000
-----------------------------------------------------------------
Y Securities Management, Ltd.                          $   50,000
-----------------------------------------------------------------
ALKI Capital Management                                $  100,000
-----------------------------------------------------------------
West End Convertible Fund, L.P.                        $   25,000
-----------------------------------------------------------------
WEC Partners, LLC                                      $   75,000
-----------------------------------------------------------------
Aspatuck Holdings, Ltd.                                $   25,000
-----------------------------------------------------------------
Myles Wittenstein                                      $   50,000
-----------------------------------------------------------------
Bristol Investment Fund, Ltd.                          $  300,000
-----------------------------------------------------------------
Dan Purjes IRA                                         $  200,000
-----------------------------------------------------------------
Gary Gelman                                            $   50,000
-----------------------------------------------------------------
Gamma Opportunity Capital Partners, L.P.               $  200,000
-----------------------------------------------------------------
Alpha Capital AG                                       $  300,000
-----------------------------------------------------------------
Bridges & PIPES, LLC                                   $   25,000
-----------------------------------------------------------------
The Purjes Foundation                                  $   50,000
-----------------------------------------------------------------